UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in the Current Report on Form 8-K filed on November 23, 2010 by ARCA biopharma, Inc. (“ARCA” or the “Company”), ARCA received a notice from the staff of the Nasdaq Stock Market (the “Staff”) indicating that the Company’s stockholders’ equity did not meet the minimum requirement of $10,000,000 for continued listing as set forth in the Continued Listing Standards for Primary Equity Securities Rule 5450(b) (the “Rule”).

Subsequently, in accordance with the notice, ARCA submitted a plan and other materials to the Staff, which outline the actions ARCA has taken, or will take, to regain compliance with the Rule. On January 11, 2011, ARCA received a letter from the Staff, which states that the Staff has granted ARCA an extension of time to regain compliance with the Rule. The terms of the extension require ARCA to perform certain actions to achieve compliance with the Rule on or before February 28, 2011, and subsequently, but prior to March 4, 2011, ARCA must provide to the Staff and to the Securities Exchange Commission a publicly available report disclosing, among other things, compliance with the Rule. In the event ARCA does not satisfy the terms of the extension, the Staff will provide written notification that ARCA’s securities will be delisted from the Nasdaq Global Market. At that time, the Company may appeal the Staff’s determination to a Listing Qualifications Panel. If the Company satisfies all of the initial listing standards of the Nasdaq Capital Market, the Company could also apply to transfer the listing of its common stock to that market.

There can be no assurance that ARCA will be successful in maintaining listing on the Nasdaq Global Market for the Company’s common stock. If the Company is unable to comply with all applicable listing requirements of the Nasdaq Global Market, the Company’s common stock could be delisted from the Nasdaq Global Market. This could impair the liquidity and market price of the Company’s common stock. Further, there can be no assurance that ARCA will satisfy the initial listing standards of the Nasdaq Capital Market or if ARCA applied to transfer the listing of its common stock to the Nasdaq Capital Market that ARCA would be successful in gaining such listing. The delisting of the Company’s common stock from a national exchange could materially adversely affect the Company’s access to the capital markets, and any limitation on market liquidity or reduction in the price of the Company’s common stock as a result of that delisting could adversely affect the Company’s ability to raise capital, if needed, on terms acceptable to the Company, or at all.

This current report on Form 8-K contains forward-looking statements, including without limitation statements related to ARCA’s intentions to regain compliance with Nasdaq rules. Words such as “will,” “plans to” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARCA’s current expectations. Forward-looking statements involve risks and uncertainties. These and other risk factors are discussed under “Risk Factors” and elsewhere in ARCA’s annual report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission. ARCA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick Wheeler
Name: Patrick Wheeler
Title: Chief Financial Officer